                                                                    EXHIBIT 99.1

                               SECOND AMENDMENT

       THIS SECOND AMENDMENT dated as of October __, 2000 (this "Amendment") amends the Amended and Restated Credit Agreement dated as of February 15, 2000 (as previously amended, the "Credit Agreement") among EarthCare Company (the "Company"), various financial institutions (the "Banks") and Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

       WHEREAS, the Company, the Banks and the Administrative Agent have entered into the Credit Agreement; and

       WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

       NOW, THEREFORE, the parties hereto agree as follows:

       SECTION 1 Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 4, the Credit Agreement shall be amended as follows:

       1.1 Addition of Definitions. The following definitions are added to
Section 1.1 in appropriate alphabetical order:

               Asset Sale means the sale, lease, assignment or other transfer for value by the Company or any Subsidiary to any Person (other than the Company or any Subsidiary) of any asset or right of the Company or such Subsidiary (including any sale or other transfer of stock of any Subsidiary, whether by merger, consolidation or otherwise).

               Demand Subordinated Debt means Debt of the Company owing to Donald F. Moorehead, Jr. and/or Raymond M. Cash in an amount not to exceed $2,000,000 outstanding at any time which meets the qualifications of clause (c) of the definition of Subordinated Debt.

               EarthLiquids Subsidiaries means, collectively, Magnum Environmental Services, Inc., Magnum World Enterprises, Inc., Magnum Property Development Corporation, Magnum East Coast Properties, Ltd., Magnum West Coast Properties, Ltd., Magnum North East Properties, Ltd., International Petroleum Corporation, International Petroleum Corporation of LA, International Petroleum Corp. of Maryland, International Petroleum Corp. of Delaware, International Petroleum of Georgia, International Petroleum Corp. of Lafayette, International

       Petroleum Corporation of Pennsylvania and International Environmental Services, Inc.

               ERMFI means EarthCare Resource Management of Florida, Inc., a Florida corporation.

               Net Cash Proceeds means:

               (a) with respect to any Asset Sale, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such Asset Sale, net of (i) the direct costs relating to such Asset Sale (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Sale (other than Debt hereunder), (iv) breakage costs in connection with the repayment of any Debt described in clause (iii), any prepayment of any Loans required by Section 6.2(b) or the termination of any Hedging Agreement related to any such Debt or Loans and (v) any fees payable pursuant to Section 5.5 of the Second Amendment hereto; and

               (b) with respect to any issuance of equity securities, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's discounts and commissions and legal, accounting and investment banking fees).

       1.2 Amendments to Section 2.1. (a) Section 2.1.1 is amended by deleting the proviso contained therein and substituting the following therefor:

       provided that the Total Outstandings will not at any time exceed (a) prior to the sale of the EarthLiquids Subsidiaries, the Commitment Amount less the result, if positive, of (i) $10,000,000 minus (ii) 80% of the consolidated accounts receivable of the Company and its Subsidiaries (other than ERMFI) as of the last Business Day of the preceding month, and (b) after the sale of the EarthLiquids Subsidiaries, the greater of
       (i) the amount calculated pursuant to clause (a) above or (ii) the amount of cash collateral on deposit with the Administrative Agent at such time pursuant to any Loan Document.

----------

       (b) The following Section 2.1.3 is added to the Credit Agreement in appropriate numerical sequence:

               2.1.3 Limitation on Total Outstandings. Notwithstanding the foregoing provisions of this Section 2.1 or any other provision of this Agreement, unless the Required Banks otherwise consent, Total Outstandings shall not exceed $55,000,000.

       1.3 Amendment to Section 5.1. The first sentence of Section 5.1 is amended in its entirety to read as follows:

       The Company agrees to pay to the Administrative Agent for the account of each Bank a non-use fee, for the period from the Effective Date to the Termination Date, at 0.5% of the daily average of the unused amount of such Bank's Percentage of the lesser of (i) the Commitment Amount or (ii) the maximum Total Outstandings allowed under Section 2.1.3.

       1.4 Addition of Section 6.1.3. A new Section 6.1.3 is added in appropriate numerical sequence to read as follows:

               6.1.3 Mandatory Reductions of the Commitment Amount. Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any Asset Sale or issuance of equity or Debt, the Commitment Amount shall be reduced by an amount (rounded down, if necessary, to an integral multiple of $100,000) equal to 100% of all such Net Cash Proceeds received since September 30, 2000 minus the aggregate amount previously applied to reduce the Commitment Amount pursuant to this Section 6.1.3.

       1.5 Amendment to Section 6.2. Section 6.2 is amended by (a) inserting the caption "(a) Voluntary Prepayments." at the beginning of such Section, (b) deleting the last two sentences of the existing Section 6.2 and (c) inserting the following new subsections (b) and (c) at the end thereof:

               (b) Mandatory Prepayments. (i) On each date on which the Commitment Amount is reduced pursuant to Section 6.1.3, the Company shall prepay Loans in the amount, if any, by which the Total Outstandings exceed the Commitments after giving effect to such reduction.

                      (ii) On the fifth Business Day of each month, the Company
               shall prepay Loans by an amount equal to the result, if positive, of (x) $10,000,000 less (y) 80% of the consolidated accounts receivable of the Company and its Subsidiaries (other than ERMFI) as of the last day of the preceding month.

               (c) All Prepayments. All prepayments shall be applied to prepay the Loans of the Banks pro rata according to their respective Percentages. Any prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4.

       1.6 Amendment to Section 10.1. Section 10.1.11 is redesignated as "Section 10.1.12", and a new Section 10.1.11 is added to read as follows:

               10.1.11 Weekly Reports. On the first Business Day of each week, beginning on November 6, 2000 through the week ending December 31, 2000,
       (i) cash flow projections for the Company and its Subsidiaries for such week and (ii) a statement of actual cash flows for the Company and its Subsidiaries for the previous week.

       1.7 Amendment to Section 10.6.7. Section 10.6.7 (Minimum EBITDA Covenant) is amended in its entirety to read as follows:

               10.6.7 Minimum EBITDA. Not permit Adjusted EBITDA (as defined below) for any period beginning on October 1, 2000 and ending on the last day of any month thereafter to be less than the product of $500,000 multiplied by the number of months elapsed since October 1, 2000 (i.e., $500,000 as of October 31, 2000, $1,000,000 as of November 30, 2000,
       etc.). For purposes of the foregoing, "Adjusted EBITDA" means EBITDA calculated (i) without including any financial results from ERMFI and
       (ii) with the addition of the first $2,800,000 of non-cash charges, to the extent taken in the applicable period, related to the writeoff of the Company's investment in Crossroads Environmental.

       1.8 Amendment of Section 10.7. Section 10.7 is amended in its entirety to read as follows:

               10.7 Limitations on Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

               (a) obligations in respect of the Loans, the L/C Applications and the Letters of Credit;

               (b) unsecured Debt of the Company which represents all or part of the purchase price payable in connection with a transaction permitted by Section 10.11(c); provided that the aggregate principal amount of all such unsecured Debt shall not at any time exceed $5,000,000;

               (c) Debt of the Company or any Subsidiary (other than ERMFI) secured by Liens permitted by subsection 10.8(c) or (d), and refinancings of any such Debt so long as the terms applicable to such refinanced Debt are no less favorable to the Company or the applicable Subsidiary than the terms in effect immediately prior to such refinancing, provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $2,000,000;

               (d) Debt of the Company or any Subsidiary (other than ERMFI) arising under Capital Leases in an aggregate amount not at any time exceeding $1,000,000;

               (e)    Debt of Subsidiaries owed to the Company;

               (f)    unsecured Debt of the Company to Subsidiaries;

               (g)    Subordinated Debt;

               (h) Debt arising under Hedging Agreements entered into in the ordinary course of business as bona fide hedging transactions (including any Hedging Agreement entered into pursuant to Section 10.21) and not for speculative purposes;

               (i) Debt of ERMFI listed on Schedule I to the Second Amendment to this Agreement and refinancings of such Debt so long as the terms applicable to such refinanced Debt are no less favorable to ERMFI than the terms in effect immediately prior to such refinancing; provided that neither the Company nor any other Subsidiary shall guarantee or otherwise have any liability with respect to any such Debt; and

               (j) additional Debt of ERMFI not at any time exceeding in the aggregate $4,000,000; provided that neither the Company nor any other Subsidiary shall guarantee or otherwise have any liability with respect to any such Debt.

       1.9 Amendment of Section 10.8. Section 10.8 is amended by (a) deleting the word "and" at the end of clause (f); (b) substituting a semi-colon followed by the word "and" at the end of clause (g); and (c) inserting the following new clause (h):

               (h) Liens on assets of ERMFI securing Debt permitted by Section 10.7(i) and (j).

       1.10 Amendment to Section 10.10. Section 10.10 is amended by (a) deleting the word "and" at the end of clause (ii); (b) substituting a comma followed by the word "and" at the end of clause (iii); and (c) inserting the following new clause (iv):

       (iv)(x) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom and (y) the Commitment Amount shall be at least $1,000,000 greater than the Total Outstandings after giving effect to such payment, the Company may pay interest on or prepay principal of Demand Subordinated Debt during the five days following delivery of the compliance certificate pursuant to Section 10.1.4.

       1.11 Amendment to Section 10.11. Clause (c) of Section 10.11 is amended in its entirety to read as follows:

       (c) any such other purchase or acquisition by the Company or any Subsidiary made with the prior written consent of the Required Banks.

       1.12 Amendment of Section 10.13. Section 10.13 is amended in its entirety to read as follows:

               10.13 Further Assurances. Take, and cause each Subsidiary to take, such actions as are necessary, or as the Administrative Agent (or the Required Banks acting through the Administrative Agent) may reasonably request, from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that (i) the obligations of the Company hereunder and under the other Loan Documents are secured by substantially all of the assets of the Company and guaranteed by all Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary acquired or created after the date hereof) by execution of a counterpart of the Subsidiary Guaranty and (ii) the obligations of each Subsidiary under the Subsidiary Guaranty are secured by substantially all of the assets of such Subsidiary; provided that ERMFI shall not be obligated to grant a Lien on any of its assets as security for its obligations under the Subsidiary Guaranty so long as, and to the extent that, granting such Lien on such assets would violate any agreement relating to Debt of ERMFI permitted by Section 10.7.

       1.13 Amendments to Section 10.20. The "provided, however," clause at the end of Section 10.20 is amended in its entirety to read as follows:

       provided, however, that (i) no Investment otherwise permitted by clause
       (b), (c), (d), (e), (f), (g), (j) or (k) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing and (ii) neither the Company nor any Subsidiary shall make any investment in ERMFI (other than the acquisition by the Company of stock of ERMFI in accordance with the provisions of the Second Amendment to this Agreement).

       1.14 Amendment to Schedules. Each of Schedule 1.1, Schedule 9.6 and
Schedule 9.15 is amended in its entirety to read as set forth as Schedule 1.1,
Schedule 9.6 and Schedule 9.15 hereto, respectively.

       SECTION 2 Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 4, the Required Banks hereby waive (i) the Company's non-compliance with Sections 10.6.1, 10.6.2, 10.6.3, 10.6.4, 10.6.5 and 10.6.6
of the Credit Agreement for all periods ended on or prior to September 30, 2000 and (ii) the failure of Raymond Cash and Donald F. Moorehead, Jr. to deliver collateral to the Administrative Agent pursuant to the provisions of clause (i) of the fifth paragraph in the Individual Guaranty following the paragraph that begins "NOW, THEREFORE" (it being understood that such waiver shall not release such individuals from their obligations under clauses (ii) and (iii) of such fifth paragraph).

       SECTION 3 Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Banks that, after giving effect to the effectiveness hereof, (a) each warranty set forth in Section 9 (excluding Sections 9.6 and 9.8) of the Credit Agreement is true and correct as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date and (b) no Event of Default or Unmatured Event of Default exists.

       SECTION 4 Effectiveness. The amendments set forth in Section 1 above and the waiver set forth in Section 2 above shall become effective when the Administrative Agent shall have received (a) counterparts of this Amendment executed by the Company and the Required Banks, (b) a Confirmation, substantially in the form of Exhibit A, signed by the Company and each Subsidiary, (c) a Confirmation, substantially in the form of Exhibit C, signed by Donald F. Moorehead, Jr. and Raymond M. Cash, (d) the personal financial statement of Donald F. Moorehead, Jr. as of a date satisfactory to the Required Banks, (e) all stock certificates for the shares of EarthCare Resource Management of Florida, Inc. ("ERMFI") purchased by the Company prior to the date hereof (together with related stock powers executed in blank) and (f) an Individual Guaranty, substantially in the form of Exhibit B, signed by Donald F. Moorehead, Jr.

       SECTION 5  Miscellaneous.

       5.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to "Credit Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.

       5.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

       5.3 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

       5.4 Successors and Assigns. This Amendment shall be binding upon the Company, the Banks and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Administrative Agent and the respective successors and assigns of the Banks and the Administrative Agent.

       5.5 Amendment Fees. The Company agrees to pay an amendment fee of $150,000 to Bank of America and an amendment fee of $150,000 to Fleet National Bank, such fees to be paid upon the earlier to occur of (i) the completion of the sale of the EarthLiquids Subsidiaries and (ii) the Termination Date.

       5.6 Further Assurances. (a) The Company agrees that promptly after the effectiveness hereof (and, in any event, no later than November 15, 2000) it will, and will cause each Subsidiary (other than ERMFI) to, execute a mortgage or deed of trust in favor of the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, on each parcel of real property owned by the Company or such Subsidiary.

       (b) The Company further agrees that it will, or will cause the applicable Subsidiary to, promptly after the effectiveness hereof (and, in any event, no later than November 15, 2000), provide the following documents in connection with each mortgage or deed of trust referred to in clause (a) above: (i) original or certified copies of all insurance policies required to be maintained with respect to such property by the Credit Agreement, the applicable mortgage or any other Loan Document; and (ii) a flood insurance policy concerning such property, reasonably satisfactory to the Administrative Agent, if required by the Flood Disaster Protection Act of 1973 (or confirmation that such a policy is not required).

       (c) The Company further agrees that it will, or will cause the applicable Subsidiary to, within 30 days following a request by the Required Banks, provide
(i) an ALTA Loan Title Insurance Policy (or an equivalent form of title policy reasonably acceptable to the Administrative Agent), issued by an insurer acceptable to the

Administrative Agent, insuring the Administrative Agent's Lien on each parcel of real property owned by the Company or such Subsidiary and containing such endorsements as the Administrative Agent may reasonably require; and (ii) copies of all documents of record concerning each such property as shown on the commitment for the ALTA Loan Title Insurance Policy (or its equivalent).

       (d) The Company agrees that promptly after the effectiveness hereof (and, in any event, no later than November 15, 2000) it will, and will cause each Subsidiary (other than ERMFI) to, deliver to the Administrative Agent the certificate of title for each motor vehicle owned by the Company or such Subsidiary, together with such instruments or documents as the Administrative Agent may reasonably request to facilitate the notation on such certificate of title of the Administrative Agent's security interest in such vehicle under the Security Agreement.

       5.7 Consent to Acquisition. Notwithstanding any provision of Section
10.11 of the Credit Agreement to the contrary, the Required Banks hereby agree that the Company may acquire 520,100 shares of the capital stock of ERMFI (which represent all shares of such stock not currently owned by the Company) so long as (i) all of the consideration for such acquisition is stock of the Company,
(ii) at the time of such acquisition, ERMFI does not have more than $10,500,000 in Debt, (iii) neither the Company nor any other Subsidiary shall guarantee or otherwise have any liability with respect to any Debt or other obligations of ERMFI, and (iv) concurrently with such acquisition, Donald F. Moorehead, Jr. and Solid Waste Ventures shall exchange all Debt owing to them by ERMFI for common stock of the Company.

       5.8 Suspension of Certain Financial Covenants. The Required Lenders hereby agree that the covenants contained in Sections 10.6.1 (Minimum Consolidated Net Worth), 10.6.2 (Interest Coverage Ratio), 10.6.5 (Debt to Capitalization Ratio) and 10.6.6 (Capital Expenditures) will not be applicable until the Computation Period ended June 30, 2001 except that (i) such covenants (other than the covenant contained in Section 10.6.6) shall continue to apply for purposes of (a) the definition of "Release Date" and (b) Section 10.11(c)(4)) and (ii) the Company will not permit the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries (other than ERMFI) from September 30, 2000 to June 30, 2001 to exceed $3,000,000.

       5.9 Financial Reports. The Company agrees to deliver, or cause to be delivered, to the Administrative Agent and the Banks (a) promptly after receipt thereof, a copy of the final management letter delivered to the Company by PriceWaterhouseCoopers in connection with the 1999 audit of the Company and its Subsidiaries and (b) no later than October 31, 2000, the personal financial statement of Raymond M. Cash as of a date satisfactory to the Required Banks.

       5.10 Interest Periods. Notwithstanding any provision of the Credit Agreement to the contrary, the maximum duration of any Interest Period beginning after the effectiveness of this Amendment shall be one month, unless the Required Banks notify the Company otherwise.

Delivered at Chicago, Illinois, as of the day and year first above written.

                                       EARTHCARE COMPANY

                                       By
                                           ---------------------------------
                                           Title
                                                 ---------------------------

                                       BANK OF AMERICA, N.A., as
                                       Administrative Agent

                                       By
                                           ---------------------------------
                                           Title
                                                 ---------------------------

                                       BANK OF AMERICA, N.A., as Issuing
                                       Bank and as a Bank

                                       By
                                           ---------------------------------
                                           Title
                                                 ---------------------------

                                       FLEET NATIONAL BANK, as Syndication
                                       Agent and as a Bank

                                       By
                                           ---------------------------------
                                           Title
                                                 ---------------------------

                                  SCHEDULE 1.1

                                 PRICING SCHEDULE

The Floating Rate Margin, the Eurodollar Margin and the rate per annum applicable for letter of credit fees for Financial Letters of Credit and Non-Financial Letters of Credit, respectively, shall be determined in accordance with the table below and the other provisions of this Schedule 1.1.

                        Level I   Level II     Level III     Level IV    Level V
                        -------   --------     ---------     --------    -------
Eurodollar Margin       1.750%     2.000%       2.250%        2.500%     2.750%

Floating Rate Margin    0.500%     0.750%       1.000%        1.250%     1.500%

Rate for
Non-Financial LC Fee    0.875%     1.000%       1.125%        1.250%     1.375%

Rate for
Financial LC Fee        1.750%     2.000%       2.250%        2.500%     2.750%

     Level I applies when the Leverage Ratio is less than 2.50 to 1.0.

     Level II applies when the Leverage Ratio is equal to or greater than 2.50 to 1.0 but less than 3.00 to 1.0.

     Level III applies when the Leverage Ratio is equal to or greater than 3.00 to 1.0 but less than 3.50 to 1.0.

     Level IV applies when the Leverage Ratio is equal to or greater than 3.50 to 1.0 but less than 4.00 to 1.0.

     Level V applies when the Leverage Ratio is equal to or greater than 4.00 to 1.0.

     Initially, the applicable Level shall be Level V. The applicable Level shall be adjusted, to the extent applicable, 45 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 90 days) after the end of each Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2001, based on the Leverage Ratio as of the last day of such Fiscal Quarter; provided that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related certificate required by Section 10.1.3 by the 45th day (or, if applicable, the 90th day) after any Fiscal Quarter, Level V shall apply until such financial statements are delivered.

                                  SCHEDULE 9.6

                        [TO BE PROVIDED BY THE COMPANY]

                                  SCHEDULE 9.15

                        [TO BE PROVIDED BY THE COMPANY]

                                                                       EXHIBIT A

                                   CONFIRMATION

                          Dated as of October __, 2000

To: Bank of America, N.A., individually and as Administrative Agent, and the other financial institutions party to the Credit Agreement referred to below

       Please refer to: (a) the Amended and Restated Credit Agreement dated as of February 15, 2000 (as previously amended, the "Credit Agreement") among EarthCare Company, various financial institutions (the "Banks") and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"); (b) the other "Loan Documents" (as defined in the Credit Agreement), including the Subsidiary Guaranty and the Security Agreement; and (c) the Second Amendment dated as of October__, 2000 to the Credit Agreement (the "Second Amendment").

       Each of the undersigned hereby confirms to the Administrative Agent and the Banks that, after giving effect to the Second Amendment and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

                                     EARTHCARE COMPANY

                                     By:
                                         -------------------------------
                                     Name Printed:
                                                  ----------------------
                                     Title:
                                            ----------------------------

                                     BONE DRY ENTERPRISES, INC.

                                     By:
                                         -------------------------------
                                     Name Printed:
                                                  ----------------------
                                     Title:
                                            ----------------------------

                                     EARTHCARE COMPANY OF FLORIDA

                                     By:
                                         -------------------------------
                                     Name Printed:
                                                  ----------------------
                                     Title:
                                            ----------------------------

                                    EARTHCARE COMPANY OF PENNSYLVANIA

                                    By:
                                        -------------------------------
                                    Name Printed:
                                                 ----------------------
                                    Title:
                                           ----------------------------

                                    EARTHCARE COMPANY OF NEW YORK

                                    By:
                                        -------------------------------
                                    Name Printed:
                                                 ----------------------
                                    Title:
                                           ----------------------------

                                    REIFSNEIDER TRANSPORTATION, INC.

                                    By:
                                        -------------------------------
                                    Name Printed:
                                                 ----------------------
                                    Title:
                                           ----------------------------

                                    BREHMS CESSPOOL SERVICE, INC.

                                    By:
                                        -------------------------------
                                    Name Printed:
                                                 ----------------------
                                    Title:
                                           ----------------------------

                                    EC ACQUISITIONS, INC.

                                    By:
                                        -------------------------------
                                    Name Printed:
                                                 ----------------------
                                    Title:
                                           ----------------------------

                                    SUB-SURFACE LIQUID INJECTION
                                    COMPANY, INC.

                                    By:
                                        -------------------------------
                                    Name Printed:
                                                 ----------------------
                                    Title:
                                           ----------------------------

                                    MAGNUM ENVIRONMENTAL SERVICES, INC.
                                    MAGNUM WORLD ENTERPRISES, INC.
                                    MAGNUM PROPERTY DEVELOPMENT
                                    CORPORATION
                                    MAGNUM EAST COAST PROPERTIES, LTD.
                                    MAGNUM WEST COAST PROPERTIES, LTD.
                                    MAGNUM NORTH EAST PROPERTIES, LTD.

                                    By:
                                        -------------------------------
                                    Name Printed:
                                                 ----------------------
                                    Title:
                                           ----------------------------

                                    EARTHCARE COMPANY OF TEXAS

                                    By:
                                        -------------------------------
                                    Name Printed:
                                                 ----------------------
                                    Title:
                                           ----------------------------

                                    HULSEY ENVIRONMENTAL SERVICES, INC.

                                    By:
                                        -------------------------------
                                    Name Printed:
                                                 ----------------------
                                    Title:
                                           ----------------------------

                                    JOHN HULSEY PLUMBING, HEATING &
                                    COOLING, INC.

                                    By:
                                        -------------------------------
                                    Name Printed:
                                                 ----------------------
                                    Title:
                                           ----------------------------

                                    ALL COUNTY RESOURCE MANAGEMENT
                                    CORP.

                                    By:
                                        -------------------------------
                                    Name Printed:
                                                 ----------------------
                                    Title:
                                           ----------------------------

                                    EARTHAMERICA COMPANY

                                    By:
                                        -------------------------------
                                    Name Printed:
                                                 ----------------------
                                    Title:
                                           ----------------------------

                                    EARTHAMERICA DISTRIBUTORS, INC.

                                    By:
                                        -------------------------------
                                    Name Printed:
                                                 ----------------------
                                    Title:
                                           ----------------------------

                                    INTERNATIONAL PETROLEUM
                                    CORPORATION
                                    INTERNATIONAL PETROLEUM
                                    CORPORATION OF LA
                                    INTERNATIONAL PETROLEUM CORP. OF
                                    MARYLAND
                                    INTERNATIONAL PETROLEUM CORP. OF
                                    DELAWARE
                                    INTERNATIONAL PETROLEUM OF GEORGIA
                                    INTERNATIONAL PETROLEUM CORP. OF
                                    LAFAYETTE
                                    INTERNATIONAL PETROLEUM
                                    CORPORATION OF PENNSYLVANIA
                                    INTERNATIONAL ENVIRONMENTAL
                                    SERVICES, INC.

                                    By:
                                        -------------------------------
                                    Name Printed:
                                                 ----------------------
                                    Title:
                                           ----------------------------

                                    EXHIBIT B
                               ADDITIONAL GUARANTY

       THIS GUARANTY dated as of October __, 2000 is executed in favor of BANK OF AMERICA, N.A., as Agent, and the Lender Parties referred to below.

                                   WITNESSETH:

       WHEREAS, EARTHCARE COMPANY (the "Company") has entered into an Amended and Restated Credit Agreement dated as of February 15, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement"; terms used but not defined herein are used as defined in the Credit Agreement) with various financial institutions and BANK OF AMERICA, N.A., as agent (in its capacity as agent, together with any successor in such capacity, the "Agent"), pursuant to which such financial institutions have agreed to make loans to, and issue or participate in letters of credit for the account of, the Company;

       WHEREAS, the Agent, the Required Banks and the Company have entered into a Second Amendment to the Credit Agreement dated as of the date hereof (the "Second Amendment);

       WHEREAS, the undersigned is a significant investor in the Company, and has previously executed a Guaranty dated as of February 15, 2000 (the "Existing Guaranty") in favor of the Agent to guaranty the Liabilities (as defined below); and

       WHEREAS, in consideration of the amendments, waivers and consents set forth in the Second Amendment, the undersigned, subject to the terms hereof, is willing to further guaranty the Liabilities as hereinafter set forth;

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of the Company to each of the Agent and each Lender Party (as defined below) under or in connection with the Credit Agreement, the Notes, any other Loan Document, any Hedging Contract entered into with any Lender Party and any other instrument or document executed in connection with any of the foregoing, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (all such obligations being herein collectively called the "Liabilities"); provided, however, that the liability of the undersigned hereunder shall be limited to the Maximum Principal Liability Amount (as defined below) plus interest accruing on such amount (or such lesser amount of the Liabilities as is outstanding) after demand by the Agent hereunder (including interest at the rate specified in any applicable agreement accruing after any bankruptcy or insolvency proceeding with respect to the Company regardless of whether such interest is an allowed claim in such proceeding) plus all costs and expenses paid or incurred by the Agent or any Lender Party in enforcing this Guaranty against the undersigned). As used herein, (i) "Lender Party" means each Bank under and as defined in the Credit Agreement and any Affiliate of such a Bank which is a party to a Hedging Contract with the Company; and (ii) Maximum Principal Liability Amount means $20,000,000; provided that if the Company has not completed a sale of the [EarthLiquids Subsidiaries] on or before December 31, 2000, the Maximum Principal Liability Amount shall be automatically increased to an amount equal to the remainder of $40,000,000 minus the amount of all Asset Sale Commitment Reductions made during the period from September ___, 2000 through December 31, 2000; and provided, further, that if the Maximum Principal Liability Amount is increased on December 31, 2000, then the Maximum Principal Liability Amount shall be decreased (but not below $20,000,000) by the amount of all Asset Sale Commitment Reductions made after December 31, 2000. For purposes of the foregoing, "Asset Sale Commitment Reduction" means any reduction in the Commitments made pursuant to Section 6.1.3(b) of the Credit Agreement at a time when no Event of Default or Unmatured Event of Default exists or will result from such reduction or the sale of assets giving rise thereto. Except as set forth above, the Maximum Principal Liability Amount shall not be increased without the prior written agreement of the undersigned.

       The undersigned acknowledges that the obligations of the undersigned under this Guaranty are in addition to the obligations of the undersigned under the Existing Guaranty and that the Agent and the Lender Parties may make demand under this Guaranty, and enforce their rights and remedies under this Guaranty, and enforce their rights and remedies under this Guaranty, before, after or concurrently with making demand and/or enforcing rights and remedies under the Existing Guaranty.

       The undersigned agrees that, in the event of the dissolution or insolvency of the Company, or the insolvency, death or legal incapacity of the undersigned, or the inability or failure of the Company or the undersigned to pay debts as they become due, or an assignment by the Company or the undersigned for the benefit of creditors, or the occurrence of any other Event of Default under Section 12.1.4 of the Credit Agreement, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the undersigned will pay to the Agent for the account of the Lender Parties forthwith the full amount which would be payable hereunder by the undersigned if all Liabilities were then due and payable.

       This Guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty, and (except as expressly provided below) shall remain in full force and effect (notwithstanding, without limitation, that at any time or from time to time no Liabilities are outstanding) until all Commitments have terminated and all Liabilities have been paid in full.

        The undersigned agrees that if at any time all or any part of any payment theretofore applied by the Agent or any Lender Party to any of the Liabilities is or must be rescinded or returned by the Agent or such Lender Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Company or the undersigned), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or such Lender Party, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent or such Lender Party had not been made.

       The Agent or any Lender Party may, from time to time, at its sole discretion and without notice to the undersigned, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned for payment of any of the Liabilities when due, whether or not the Agent or such Lender Party shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

        The undersigned agrees to deliver to the Agent cash collateral, or other collateral reasonably satisfactory to the Agent, in an amount (with the value of any non-cash collateral being determined by the Agent in its discretion) not less than $5,000,000 on or before October 31, 2000 and an additional $10,000,000 on or before November 30, 2000. Such collateral shall be held by the Agent as security for the obligations of the undersigned hereunder pursuant to documentation reasonably satisfactory to the Agent. Upon any demand for payment under this Guaranty by the Agent, the Agent may immediately apply such collateral (or the proceeds thereof in the case of non-cash collateral) to the payment of the Liabilities. The undersigned acknowledges that the obligation to provide collateral set forth in this paragraph is in addition to any obligation of the undersigned to provide collateral pursuant to the Existing Guaranty.

        The undersigned hereby expressly waives: (a) notice of the acceptance by the Agent or any Lender Party of this Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities.

       Notwithstanding any payment made by or for the account of the undersigned pursuant to this Guaranty, the undersigned shall not be subrogated to any right of the Agent or any Lender Party until such time as the Agent and the Lender Parties shall have received final payment in cash of the full amount of all Liabilities.

       The undersigned further agrees to pay all expenses (including the reasonable attorneys' fees and charges) paid or incurred by the Agent or any Lender Party in endeavoring to collect the Liabilities of the undersigned, or any part thereof, and in enforcing this Guaranty against the undersigned.

       The creation or existence from time to time of additional Liabilities to the Agent or the Lender Parties or any of them is hereby authorized, without notice to the undersigned, and shall in no way affect or impair the rights of the Agent or the Lender Parties or the obligations of the undersigned under this Guaranty, but no such creation or existence shall increase the Maximum Principal Liability Amount without the prior written agreement of the undersigned.

       The Agent and any Lender Party may from time to time without notice to the undersigned, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were an original Lender Party.

        No delay on the part of the Agent or any Lender Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Lender Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon the Agent or the Lender Parties, except as expressly set forth in a writing duly signed and delivered on behalf of the Agent. No action of the Agent or any Lender Party permitted hereunder shall in any way affect or impair the rights of the Agent or any Lender Party or the obligations of the undersigned under this Guaranty. For purposes of this Guaranty, Liabilities shall include all obligations of the Company to the Agent or any Lender Party arising under or in connection with the Credit Agreement, any Note, any other Loan Document, any Swap Contract or any other document or instrument executed in connection with any of the foregoing, notwithstanding any right or power of the Company or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of any of the undersigned hereunder.

        Pursuant to the Credit Agreement, (a) this Guaranty has been delivered to the Agent and (b) the Agent has been authorized to enforce this Guaranty on behalf of itself and the Lender Parties. All payments by the undersigned pursuant to this Guaranty shall be made to the Agent for the benefit of the Lender Parties.

       This Guaranty shall be binding upon the undersigned and the heirs and legal representatives of the undersigned. All references herein to the Company shall be deemed to include any successor or successors, whether immediate or remote, to such corporation.

       This Guaranty shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be fully performed in such State. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

       This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guaranty.

       This Guaranty may be secured by one or more security agreements, pledge agreements or other similar documents to the extent mutually agreed to by the undersigned and the Agent.

       ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE UNDERSIGNED FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH OPPOSITE HIS SIGNATURE HERETO (OR SUCH OTHER ADDRESS AS THE UNDERSIGNED SHALL HAVE SPECIFIED IN WRITING TO THE AGENT AS HIS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT

PERMITTED BY LAW, ANY OBJECTION WHICH HE MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

       THE UNDERSIGNED, AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OF THE AGENT AND EACH LENDER PARTY, HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

       IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the day and year first above written.

                                            ----------------------------------
Address:                                    Donald F. Moorehead, Jr.

c/o EarthCare Company
14901 Quorum Drive
Suite 200
Dallas, TX  75240

                                   CONFIRMATION

                          Dated as of October __, 2000

To: Bank of America, N.A., individually and as Administrative Agent, and the other financial institutions party to the Credit Agreement referred to below

       Please refer to: (a) the Amended and Restated Credit Agreement dated as of February 15, 2000 (as previously amended, the "Credit Agreement") among EarthCare Company, various financial institutions (the "Banks") and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"); (b) the Individual Guaranty (as defined in the Credit Agreement); and (c) the Second Amendment dated as of October __, 2000 to the Credit Agreement (the "Second Amendment").

       Each of the undersigned hereby confirms to the Administrative Agent and the Banks that, after giving effect to the Second Amendment and the transactions contemplated thereby, the Individual Guaranty continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.



                                                -------------------------------
                                                Donald F. Moorehead, Jr.



                                                -------------------------------
                                                Raymond M. Cash